UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

Adtalem Global Education Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe Street Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	ATGE	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Assets

Following leadership changes during the first quarter of fiscal year 2022 and the acquisition of Walden University, Adtalem Global Education Inc. (“Adtalem”) made a change to its reportable segments to align with current strategic priorities and resource allocation (described below) beginning with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Prior periods will be presented in accordance with these changes in all future quarterly and annual filings. Previously, Adtalem reported based on two segments: the Medical and Healthcare segment and the Financial Services segment.

Reportable Segment*	Operating Segments	Changes
Chamberlain	o Chamberlain University

Chamberlain University will be presented as a new stand-alone reportable segment and will no longer be combined with the Medical and Veterinary Schools in the Medical and Healthcare reportable segment, which has been eliminated.

Walden	o Walden University	Walden University will be presented as a new stand-alone reportable segment as a result of Adtalem’s acquisition of Walden University on August 12, 2021.
Medical and Veterinary	o Medical and Veterinary Schools

The Medical and Veterinary Schools will be presented as a new stand-alone reportable segment and will no longer be combined with Chamberlain University in the Medical and Healthcare reportable segment, which has been eliminated.

Financial Services	o Financial Services	No changes.

*Home Office and Other contains items not allocated to a reportable segment will be included to reconcile to reported consolidated results.

Management has determined that these reportable segments align with Adtalem’s future strategic priorities and resource allocations. Adtalem’s chief operating decision maker, its President and Chief Executive Officer, regularly reviews financial information and evaluates operating and management performance based on these new segments.

For informational purposes, Adtalem is furnishing certain unaudited financial information in the attached Exhibit 99.1 to provide investors with segment summary financial information and segment historical data that aligns with the new reporting segment structure. The schedules in Exhibit 99.1 provide unaudited summary financial information in accordance with the new reportable segments for the previously reported fiscal years ended June 30, 2020 and June 30, 2021 and the previously reported quarters in fiscal year 2021.

Additionally, for information purposes, Adtalem is furnishing certain unaudited financial information in the schedules in Exhibit 99.2 which include operating income by reportable segment on both a generally accepted accounting principles (“GAAP”) and a non-GAAP basis. Management believes that the non-GAAP disclosure of operating income excluding special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the nature of the special items. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. No information is provided in Exhibit 99.1 or 99.2 with respect to the new Walden segment since Adtalem’s acquisition of Walden closed on August 12, 2021.

This information does not restate Adtalem’s previously reported consolidated financial statements for any period. It does not change Adtalem’s previously reported consolidated total assets, liabilities or shareholders’ equity or its reported consolidated net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in reportable segments as described above. The updated information should be read in conjunction with our previously filed reports on Form 10-K and Form 10-Q.

Adtalem management expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 with the Securities and Exchange Commission on or about November 3, 2021.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Schedule of Segment Financial Information for the years ended June 30, 2020 and June 30, 2021 and quarters ended September 30, 2020 through June 30, 2021.
99.2	Schedule of non-GAAP Operating Income for the years ended June 30, 2020 and June 30, 2021 and quarters ended September 30, 2020 through June 30, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adtalem Global Education Inc.

Date: November 2, 2021	By:	/s/ Robert J. Phelan
Robert J. Phelan
Senior Vice President and Chief Financial Officer